UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                             FORM 8K

        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): February 14,
                              2005


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


        New Jersey             1-3215         22-1024240

     (State or other        (Commission    (I.R.S. Employer
     jurisdiction           File Number)   Identification No.)
     of incorporation)


 One Johnson & Johnson Plaza, New Brunswick, New Jersey   08933

          (Address of principal executive offices)  (zip code)


  Registrant's telephone number including area code:732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Compensation of Named Executive Officers

     On February 14, 2005, the Compensation & Benefits Committee (the "Compensation Committee") of Johnson & Johnson (the "Company") completed its annual performance and compensation review of the Company's executive officers and approved compensation for performance during 2004. Following is a description of the compensation arrangements that were approved by the Compensation Committee for the Company's Named Executive Officers (which officers were determined by reference to the Company's proxy statement dated March 10, 2004 (the "2004 Proxy Statement")).

Annual Base Salary:

The Compensation Committee approved the following base salaries, effective February 28, 2005, for the Named Executive Officers:

William C. Weldon, Chairman/CEO                        $1,600,000
Robert J. Darretta, Vice Chairman/CFO                  $  990,000
Per A. Peterson, Chairman, R&D Pharmaceuticals Group   $  807,000


The other two Named Executive Officers, James T. Lenehan and
Roger S. Fine, retired during 2004 and were not eligible to receive year-end compensation for 2004.


Bonus:

The Compensation Committee approved the following bonus payments for performance in 2004 (divided at the discretion of the Committee between cash and the fair market value of Common Stock awards on February 14, 2005):

Mr. Weldon     $2,500,000
Mr. Darretta   $  874,500
Dr. Peterson   $  798,750


Stock Option Grants:

The Compensation Committee approved the following stock option grants under the Company's 2000 Stock Option Plan at an exercise price of $66.18, which was the fair market value of the Company's Common Stock on the date of grant. The options will become exercisable on February 15, 2008 and expire on February 13, 2015.

Mr. Weldon     410,000
Mr. Darretta   160,000
Dr. Peterson   150,000


Long Term Incentive Plan Awards

The Compensation Committee approved the following long term incentive plan awards on February 14, 2005 in recognition of performance during 2004 under the Company's Certificate of Extra Compensation ("CEC") Program. Awards are not paid out until retirement or other termination of employment. As of the end of fiscal year 2004, the CEC value per unit was $19.71. The value of the CEC units is subject to increase or decrease based on the performance of the Company. Reference is made to the Company's 2004 Proxy Statement for a more complete description of the Company's CEC Long Term Incentive Plan.


Mr. Weldon     100,000 CEC Units
Mr. Darretta    50,000 CEC Units
Dr. Peterson   120,000 CEC Units


The Company expects to file its Proxy Statement for the 2005
Annual Meeting of Shareholders on or about March 16, 2005 (the
"2005 Proxy Statement"). The 2005 Proxy Statement will include additional information with respect to the compensation arrangements for executive officers of the Company.



2005 Long Term Incentive Plan

On February 14, 2005, the Board of Directors approved the 2005 Long Term Incentive Plan, which will be submitted to the shareholders for approval at the Annual Meeting of Shareholders on April 28, 2005 ("2005 Annual Meeting"). The 2005 Long Term Incentive Plan will be filed as an Exhibit to the 2005 Proxy Statement and will not become effective unless approved by the shareholders.


Non-Employee Director Compensation

On February 14, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved changes to the Deferred Fee Plan for Non-Employee Directors primarily to reflect that Non-Employee Directors are no longer required to
defer $20,000 of their director fees each year.   However, the
Plan permits each Non-Employee Director to defer all or any portion of his or her fees into Common Stock equivalent units until termination of his or her directorship. A copy of the Plan, as amended, is filed with this Form 8-K as Exhibit 10.

The Compensation Committee has also approved a new compensation
plan for Non-Employee Directors.   Each Non-Employee Director
will receive an annual fee of $85,000 for his or her services as director. In addition, directors will receive $5,000 for service on a committee of the Board of Directors or $15,000 if chairperson of the committee. The Presiding Director is paid an
additional annual fee of $10,000.   Non-Employee Directors
receive their fees on a quarterly basis, and the first quarter payment for 2005, which is expected to be paid on or about March 8, 2005, will reflect this new compensation plan, effective as of January 1, 2005.

Directors will no longer receive stock option grants. Instead, under the 2005 Long Term Incentive Plan being submitted to the shareholders for approval at the 2005 Annual Meeting, each Non-Employee Director would receive non-retainer equity compensation each year in the form of restricted or deferred stock having a value of $100,000. Subject to shareholder approval of the 2005 Long Term Incentive Plan, each Non-Employee Director will receive a grant of 1,511 shares of restricted stock, based upon the fair market value of the Common Stock of the Company on February 14,
2005.   These shares of restricted stock will not be issued
unless such Plan is approved by the shareholders. In addition, each future director will receive a one-time grant of 1,000 shares of Company Common Stock upon first becoming a member of the Board of Directors.

The Company will provide additional information with respect to Non-Employee Director compensation in the 2005 Proxy Statement.



 Item 9.01  Financial Statements and Exhibits

(c)    Exhibits

10. Deferred Fee Plan for Non-Employee Directors, as amended through February 14, 2005.


                       SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              JOHNSON & JOHNSON




Date: February 18, 2005       By: /s/ Michael H. Ullmann
                              Michael H. Ullmann
                              Corporate Secretary